Exhibit 99.1

AudioEye Reports Record Fourth Quarter and Full Year 2019 Results, Nearly Doubles Customer Count Sequentially

Sixteenth Consecutive Period of Record Revenue Underpins Transformative Year in Which Company Brought Accessibility Solutions from Enterprise to Small Business and the Mass Market

TUCSON, Ariz. — March 23, 2020 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading software solution provider delivering website accessibility compliance to businesses of all sizes, reported financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter and Recent Operational Highlights

●	Appointed Heath Thompson as Chief Executive Officer, who brings nearly three decades of leadership and engineering experience from organizations ranging from start-ups to large global corporations and also possesses a deep background in SaaS and software product businesses.
●	Launched its machine-learning powered AudioEye Digital Marketplace, a suite of digital accessibility solutions enabling companies of all sizes to accelerate accessibility easily and affordably.
●	Within AudioEye Digital Marketplace, the Company introduced the AudioEye Free and AudioEye Pro product tiers, as well as rebranded its Ally Managed Service solution to AudioEye Managed. The trio collectively encompasses a full suite of digital accessibility commerce and machine-learning solutions for all price points. For additional information on how all three product offerings are differentiated, click here.
●	Launched Team AudioEye, a new advocacy, certification and affiliate program for digital professionals to accelerate digital accessibility by helping developers and web designers create accessible experiences for the web.
●	Announced first-ever natively integrated platform partnership with Duda, the leading web design platform for companies that offer web design services to small businesses, enabling more than 500,000 website customers to easily and affordably achieve legal compliance for digital accessibility.
●	Strengthened the Company’s leadership and improved shareholder representation on its Board of Directors through the appointments of investors David Moradi and Jamil Tahir to the AudioEye board.
●	High-profile, mainstream media outlets continued to look to AudioEye as a thought leader in the digital accessibility space, with featured articles in both Forbes (AudioEye Looks Out for the Disabled in the Digital World) and Fast Company (Your website needs to be accessible – anything else is just bad business).
●	Recognized as the 83rd fastest growing company in North America on Deloitte's 2019 Technology Fast 500.
●	Continued to grow enterprise (direct) sales channel client roster in the fourth quarter with prominent new customers from the government, hospitality, media, retail, and auto space among others.
●	Continued to solidify existing vertical (indirect) channel partner relationships. Currently, 20 established channel partners offer AudioEye as a preferred digital accessibility solution to their clients.

Fourth Quarter 2019 Financial Results

●	Bookings increased 90% to $6.6M from $3.5M in the same year-ago period. The increase in bookings was primarily due to strength in the Company’s enterprise channel and execution against the current sales pipeline as well as improved performance within the Company’s vertical partner channel through deeper penetration in existing customers.
●	Total revenue increased 100% to a record $3.6M from $1.8M in the same period a year ago. The increase in revenue was primarily due to continued growth in the Company’s vertical partner channel and strength in renewals, upsells and bookings in its enterprise sales business.
●	Gross profit increased 127% to $2.4M (~66% of total revenue) from $1M (~58% of total revenue) in the same year-ago period. The increase in gross profit and gross margin was primarily due to increased efficiencies being realized as the Company continues to improve and expand the level of automation in its remediations as well as an increase in revenues.
●	Total operating expenses increased 92% to $3.9M from $2.1M in the same year-ago period. The increase in total operating expenses was primarily due to increases in sales and marketing expenses as well as research and development and general and administrative expenses.
●	Net loss available to common stockholders was $1.4M, or $(0.16) per share, compared to $1.4M, or $(0.19) per share, in the same year-ago period. The greater net loss was primarily due to continued investments to support scalable and profitable long-term growth.
●	At quarter-end, the Company had $2M in cash, compared to $5.7M at December 31, 2018, and no debt.
●	Deferred revenue increased 82% to $5.5M from $3M in the fourth quarter of 2018.
●	Contracts in excess of revenue and deferred revenue increased 128% to $17.3M from $7.6M in the same period last year.
●	As of December 31, 2019, total customer count had grown to over 6,800 customers, which was a 95% increase compared to the prior quarter and a more than 600% increase compared to the fourth quarter of 2018.
●	As of December 31, 2019, monthly recurring revenue (MRR) was approximately $1.2M, which was an increase of 20% compared to approximately $997K at September 30, 2019.

Full Year 2019 Financial Results

●	Bookings increased 99% to $23M from $11.5M in the same year-ago period. The increase in bookings was primarily due to strength in the Company’s enterprise channel and execution against the current sales pipeline as well as improved performance within the Company’s vertical partner channel through deeper penetration in existing customers.

●	Total revenue increased 90% to a record $10.8M from $5.7M in the same period a year ago. The increase in revenue was primarily due to continued new business execution in the Company's enterprise and vertical partner channels, both of which also generated strong renewals from existing customers during the period.
●	Gross profit increased 110% to $6.4M (~59% of total revenue) from $3M (~54% of total revenue) in the same year-ago period. The increase in gross profit and gross margin was primarily due to overall improvement in revenue from new and renewal sales along with recognition of deferred revenue from prior periods. Advancements in the Company’s technology also led to certain efficiencies in the delivery of service.
●	Total operating expenses increased 87% to $14.2M from $7.6M in the same year-ago period. The increase in total operating expenses was primarily due to increases in sales and marketing expenses as well as research and development and general and administrative expenses.
●	Net loss available to common stockholders was $7.8M, or $(0.97) per share, compared to $5.1M, or $(0.74) per share, in the same year-ago period. The greater net loss was primarily due to continued investments to support scalable, long-term growth.

Financial Outlook

AudioEye has historically provided year-ahead annual bookings and revenue guidance. Going forward, its focus will be on growing MRR as its updated leading financial metric. The Company remains confident in its long-term growth prospects as well as the opportunities in the digital accessibility industry as a whole. Both the board and management remain focused on driving revenue and bookings growth to support the long-term health of its business. Going forward, the Company will continue to re-evaluate the growth and predictability of its operating performance with respect to providing financial forecasts.

Management Commentary

AudioEye Executive Chairman Carr Bettis said, “Q4 was a great finish to what ended up being another year of tremendous growth for our business. Financially, we achieved our sixteenth consecutive quarter of record revenue and produced $10.8M for the year, a 90% increase over 2018 and also another record. During the fourth quarter, we also expanded our margins to 66% from 58% in Q4 last year, underscoring our ability to create leverage in our operations as more customers come online. Going forward, and absent other macroeconomic market changes, as we continue taking advantage of the automation and increased efficiencies we’ve built into our onboarding processes across our enterprise and vertical partner channels, it is our current expectation to be cash flow positive in 2021.

“Operationally, we nearly doubled our customer count sequentially for the second straight quarter to over 6,800 businesses and, as of today, have grown to more than ten times our size when compared to the end of 2018. We have a massively untapped market just within our own customer base, and with our recent launch of the AudioEye Digital Marketplace, coupled with the initial rollout of our platform partnership strategy, our accelerated customer growth should continue for the foreseeable future. Over the past year, we’ve solidified our senior leadership team, made tremendous progress within our existing business channels, dramatically expanded our total addressable market, and fulfilled our promise to make comprehensive digital accessibility solutions available for all constituencies. We remain incredibly confident in our long-term growth prospects as well as the opportunities in the digital accessibility industry as a whole.”

Conference Call

AudioEye management will hold a conference call today, March 23, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

AudioEye management will host the call, followed by a question and answer period.

U.S. dial-in number: (877) 407-9208

International number: (201) 493-6784

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will also be webcast live and available for replay, which will be accessible via the investor relations section of the company’s website. The audio recording will remain available via the investor relations section of the company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern time on the same day through March 30, 2020.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13699208

About AudioEye

AudioEye is an industry-leading software solution provider delivering immediate ADA and WCAG accessibility compliance at scale. Through patented technology, subject matter expertise and proprietary processes, AudioEye is eradicating all barriers to digital accessibility, helping creators get accessible and supporting them with ongoing advisory and automated upkeep. Trusted by the FCC, ADP, SSA, Uber, and more, AudioEye helps everyone identify and resolve issues of accessibility and enhance user experiences, automating digital accessibility for the widest audiences. AudioEye stands out among its competitors because it delivers Machine Learning/AI-driven accessibility without fundamental changes to site architecture. Join our movement at www.audioeye.com.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding anticipated contributions from less mature lines of business, long-term growth prospects, opportunities in the digital accessibility industry, and our expectation that we will be cash flow positive by the middle of 2021. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; risks associated with product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 27, 2019. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof.

About Key Operating Metrics

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), we consider certain operating measures that are not GAAP measures, including monthly recurring revenue, bookings and contracts in excess of revenue and deferred revenue. AudioEye reviews a number of operating metrics such as these to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions.

We believe these metrics and measures are useful to facilitate period-to-period comparisons of our business and to facilitate comparisons of our performance to that of other similar companies. In this press release, we are reporting results and/or affirming our previously announced guidance on bookings, revenue and monthly recurring revenue.

AudioEye’s bookings represents the contracted amount of money the customer commits to spend with the Company over an agreed amount of time, generally ranging from 12 months up to 60 months.

AudioEye’s contracts in excess of revenue and deferred revenue is the remaining bookings that have not yet been recognized as revenue or billed to the customer. This measure represents the contractually agreed amount of money that is remaining to be billed and paid under contracts and that will be recognized in subsequent periods.

Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue we expect to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any usage above the subscription base, if any, that may be applicable to such subscription.

Vertical Partner is a CMS provider or a company which provides a web-hosting platform for private and public entities and resells the AudioEye Managed service as a new accessibility service offering to its customers. CMS providers who are focused on a specific industry vertical are referred to as Vertical Partners by AudioEye. CMS providers who are vertical agnostic are referred to as Platform partners by AudioEye.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860

-Financial Tables to Follow-

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Year ended December 31,
	2019	2018
Revenue	$10,765,153	$5,660,427

Cost of revenue	4,383,112	2,626,815

Gross profit	6,382,041	3,033,612

Operating expenses:
Selling and marketing	4,583,796	2,462,865
Research and development	701,054	194,429
General and administrative	8,914,988	4,950,138
Total operating expenses	14,199,838	7,607,432

Operating loss	(7,817,797)	(4,573,820)

Other income (expense):
Other income	12,000	-
Change in fair value of warrant liability	98,919	-
Unrealized gain (loss) on marketable securities	(510)	(240)
Loss on settlement of debt	-	(267,812)
Interest (expense) income, net	(75,883)	(178,002)
Total other (loss) income	34,526	(446,054)

Net loss	(7,783,271)	(5,019,874)

Dividends on Series A Convertible preferred stock	(52,500)	(53,740)

Net loss available to common stockholders	$(7,835,771)	$(5,073,614)

Net loss per common share-basic and diluted	$(0.97)	$(0.74)

Weighted average common shares outstanding-basic and diluted	8,107,181	6,892,238

See Notes to Unaudited Consolidated Financial Statements

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash & cash equivalents	$1,972,160	$5,741,549
Accounts receivable, net	3,118,319	172,384
Marketable securities, held in related party	-	510
Deferred costs, short term	182,664	176,006
Debt issuance costs, net	137,084	-
Prepaid expenses and other current assets	198,538	49,901
Total current assets	5,608,765	6,140,350

Property and equipment, net	156,171	108,007

Right of use assets	826,630	-

Deferred costs, long term	144,932	93,790
Intangible assets, net	1,715,217	2,061,404
Goodwill	700,528	700,528

Total assets	$9,152,243	$9,104,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$972,691	$93,544
Related party payables	-	14,467
Finance lease liabilities	52,449	30,172
Operating lease liabilities	209,009	-
Deferred rent	-	4,472
Warrant liability	120,416	-
Deferred revenue	5,372,767	2,626,712
Total current liabilities	6,727,332	2,769,367

Long term liabilities:
Finance lease liabilities	51,564	51,150
Operating lease liabilities	655,431	-
Deferred rent	-	6,585
Deferred revenue	153,235	402,075

Total liabilities	7,587,562	3,229,177

Stockholders' equity:
Preferred stock, $0.00001 par value, 10,000,000 shares authorized
Series A Convertible Preferred stock, $0.00001 par value, 105,000 shares issued and outstanding as of December 31, 2019 and December 31, 2018	1	1
Common stock, $0.00001 par value, 50,000,000 shares authorized, 8,876,555 and 7,579,995 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	89	76
Additional paid-in capital	51,490,963	48,017,926
Accumulated deficit	(49,926,372)	(42,143,101)
Total stockholders' equity	1,564,681	5,874,902

Total liabilities and stockholders' equity	$9,152,243	$9,104,079

See Notes to Unaudited Consolidated Financial Statements